[HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]


                                                                       EXHIBIT 5

                                 July 24, 1998



HEALTHSOUTH Corporation
One Healthsouth Parkway
Birmingham, Alabama 35243


     Re:  Registration Statement on Form S-8 --
          National Surgery Centers, Inc. Amended and Restated 1992 Stock Option Plan; National Surgery Centers, Inc. 1997 Non-Employee Directors Stock Option Plan.

Gentlemen:

     We have served as counsel for HEALTHSOUTH Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,057,199 shares of the Company's authorized common stock, par value $.01 per share (the "Shares") to be issued to participants in the above referenced stock option plans (the "Plans") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plans as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized.


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HEALTHSOUTH Corporation
July 24, 1998
Page 2


     2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

     We do hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement.

                                               Very truly yours,

                                               HASKELL SLAUGHTER & YOUNG, L.L.C.

                                                     /s/ Donald T. Locke
                                                --------------------------------
                                                Donald T. Locke